June 27, 2011


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Receipts
representing ten deposited shares of
Pryme Oil & Gas Ltd.
(Form F6, Registration No.  333137674)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in name to Pryme Energy Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name for Pryme Oil & Gas Ltd.

The Prospectus has been revised to reflect the new name, and has been overprinted with:

Effective July 1, 2011 the companys name has changed to Pryme Energy Limited.

Please contact me with any questions or
comments at 212 8154831.


Perry Palma Gil
Vice President
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







101 Barclay Street, 22nd Floor West, New York, NY 10286